Merriman Curhan Ford & Co. Ranked #1 Placement Agent for PIPE Transactions for the First Quarter 2005

SAN FRANCISCO - April 13, 2005 - Merriman Curhan Ford & Co. (“MCF”), a securities broker-dealer and investment bank, and subsidiary of MCF Corporation (AMEX: MEM), is ranked the number one placement agent nationwide for private investments in public entities (“PIPE”) transactions in terms of money raised for the first quarter 2005 according to PlacementTracker.1  MCF completed four transactions during the quarter raising more than $133 million for its clients.

Jon Merriman, chief executive officer of Merriman Curhan Ford & Co., stated, “This ranking is a clear demonstration of the traction we have gained in the marketplace, competing at the highest level with recognized and long-standing firms across the country. To be able to claim the number one ranking after just three short years in business is a testament to the hard work of our investment banking team and the trust they engender with our clients. This success helps us broaden the investment banking services we offer our clients - from PIPEs to follow-on offerings and IPO’s to M&A - thereby enabling us to meet all of their financial advisory needs.”

About Merriman Curhan Ford & Co. and MCF Corporation

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of emerging growth equities. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, asset management, wealth management, corporate and venture services, and investment banking through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC. MCF Asset Management, LLC and MCF Wealth Management, LLC are two recently formed businesses that are predicated on fee-based, recurring revenue models.

About PlacementTracker

PlacementTracker is a provider of market data, research, and analysis on the PIPE (Private Investment in Public Entity) market. Launched in 1999 as a service of Sagient Research Systems, Inc., PlacementTracker has become nationally recognized for its coverage of the PIPE market. Featured extensively in media, academic, and government publications, PlacementTracker’s subscription service is used by most sell-side firms and a growing number of buy-side firms looking for comprehensive, real-time, and actionable research on the PIPE market.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Annual Report on Form 10-K filed on February 15, 2005. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

* * *

For More Information Contact:

Michael Mandelbaum
Mandelbaum Partners
310-785-0810
michaelm@mandelbaumpartners.com

1 According to PlacementTracker’s year-to-date league table as of April 1, 2005. Excluding Financial Advisors; All PIPEs Excluding Structured Equity Lines and Canadian Companies.